UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2022

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on March 18, 2022, Athenex, Inc. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company no longer met Nasdaq Listing Rule 5550(a)(2) (the “Rule”), which requires listed companies to maintain a minimum bid price of at least $1 per share. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days, or until September 14, 2022, in which to regain compliance with the Rule. The Company did not regain compliance with the Rule by September 14, 2022, but requested a second 180 calendar period to regain compliance with the Rule.

On September 15, 2022, the Company received written notification (the “Notification”) from Nasdaq stating that the Company had not regained compliance with the Rule and was ineligible to obtain a second 180 calendar day period to regain compliance because it did not meet the Nasdaq Capital Market’s minimum $5,000,000 Stockholders’ Equity initial listing requirement as of June 30, 2022. Pursuant to the Notification, the Company’s common stock is subject to delisting from Nasdaq pending the Company’s opportunity to request a hearing before the Nasdaq Hearings Panel (the “Panel”).

The Company intends to diligently pursue an appeal of the Notification before the Panel and regain compliance with the Rule. Under Nasdaq rules, the delisting of the Company’s common stock will be stayed during the pendency of the appeal and during such time, the Company’s common stock will continue to be listed on Nasdaq. While the Company did not meet the Nasdaq Capital Markets minimum $5,000,000 Stockholder’s Equity initial listing requirement at June 30, 2022 it currently has stockholders’ equity in excess of $5,000,000 and expects to have stockholders’ equity in excess of $5,000,000 at September 30, 2022. While the Company plans to request an appeal before the Panel on or before September 22, 2022, if the Company does not request a hearing before the Panel by such date, the Company’s common stock will be scheduled for delisting at the opening of business on September 26, 2022. There can be no assurance that such appeal will be successful or that the Company will be able to regain compliance with the Rule or maintain compliance with other Nasdaq listing requirements. If the Company’s appeal is denied or if it fails to regain compliance with Nasdaq’s continued listing standards during any period granted by the Panel, the Company’s common stock will be subject to delisting from Nasdaq.

Forward Looking Statements

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “may,” “intends,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will be able to timely file an appeal to the Nasdaq Hearing Panel or meet Nasdaq compliance standards. The risks included are not exhaustive; for a more detailed description of these uncertainties and other factors, see the other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission, copies of which are available for free at www.sec.gov or upon request from the Company’s Investor Relations Department. All information provided in this release is as of the date hereof and the Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: September 16, 2022	/s/ Joe Annoni
	Name:	Joe Annoni
	Title:	Chief Financial Officer